UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: November 17, 2009
(Date of earliest event reported)
GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification No.)
935 First Avenue, King of Prussia, PA 19406
(Address of principal executive offices and zip code)
(610) 491-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This amendment (this “Amendment”) to the Current Report on Form 8-K/A amends the Current Report on Form 8-K/A filed by GSI Commerce, Inc. (“GSI”) on November 17, 2009, pursuant to which GSI filed a copy of the merger agreement with respect to the acquisition of Retail Convergence, Inc. GSI is filing this Amendment solely to re-file the merger agreement to provide certain previously omitted portions for which GSI has determined that confidential treatment is not required.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
2.1 Agreement and Plan of Merger, dated as of October 27, 2009, by and among GSI Commerce, Inc, Cola Acquisition Corporation, Retail Convergence, Inc., certain principal stockholders of Retail Convergence, Inc. and William J. Fitzgerald (as Stockholders’ Representative). The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. GSI agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit. †

†    Confidential treatment has been requested for certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.
By:	/s/ Michael R. Conn
Michael R. Conn
Executive Vice President, Finance and Chief Financial Officer

Dated: April 6, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 27, 2009, by and among GSI Commerce, Inc, Cola Acquisition Corporation, Retail Convergence, Inc., certain principal stockholders of Retail Convergence, Inc. and William J. Fitzgerald (as Stockholders’ Representative). The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. GSI agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit. †

†	Confidential treatment has been requested for certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.